EXHIBIT 10.2
FIFTH MODIFICATION TO BUSINESS FINANCING AGREEMENT
This Fifth Modification to Business Financing Agreement (this “Amendment”) is entered into as of December 8, 2023, by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), CHROMADEX CORPORATION, a Delaware corporation, CHROMADEX, INC., a California corporation, and CHROMADEX ANALYTICS, INC., a Nevada corporation (individually and collectively, “Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 12, 2019, by and among Borrower, HEALTHSPAN RESEARCH LLC, a Delaware limited liability company (“Released Borrower”) and Lender, as may be amended from time to time (the “Business Financing Agreement”). Pursuant to that certain Consent Agreement dated January 14, 2021, by and among Borrower, Lender, and Released Borrower, Released Borrower was released by Lender from its Obligations under the Business Financing Agreement and the other Loan Documents. Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents”.
2.DESCRIPTION OF CHANGE IN TERMS.
(a)Fees. Sections 2.2(a) and (b) of the Business Financing Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
(a)    Revolving Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the Fifth Modification Closing Date, Borrower shall pay the Revolving Termination Fee to Lender, provided, that, the Revolving Termination Fee shall be waived by Lender if the Credit Extensions are refinanced with Lender or Lender’s affiliates.
(b)    Revolving Facility Fee. Borrower shall pay the Revolving Facility Fee to Lender promptly on the Fifth Modification Closing Date and on the first (1st) year anniversary of the Fifth Modification Closing Date.
(b)Distributions. Section 4.7 of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
4.7    Not pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its subsidiaries to do so, other than (i) the conversion of Borrower’s capital stock, (ii) dividends payable in capital stock of Borrower, (iii) cash in lieu of fractional shares upon exercise or conversion of the capital stock of Borrower contemplated in clause (i) of this Section 4.7, (iv) as disclosed in Schedule 4.7 of the Disclosure Letter, and (v) repurchases of the capital stock of Borrower, provided that (a) the aggregate amount of such repurchases does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) during the term of this Agreement (unless Lender consents in writing in its sole discretion to repurchases in excess of such amount), (b) no Default or an Event of Default exists prior to each repurchase or would not exist after giving effect to such repurchase, and (c) Borrower has delivered to Lender ten (10) Business Days’ prior written notice of each repurchase.

(c)Financial Reporting.
(i)Section 4.14(e) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(e)    Financial projections covering the current fiscal year, specifying the assumptions used in creating the projections and setting forth calculations showing compliance with the financial covenants set forth in this Agreement, and an annual budget approved by the Board of Directors of Borrower. Annual projections and annual Board-approved budgets shall in any case be provided to Lender no later than seventy-five (75) days after the beginning of each fiscal year.
(ii)Section 4.14 of the Business Financing Agreement is hereby amended by adding a new section 4.14(k) immediately following Section 4.14(j) as follows:
(k)    Within fifteen (15) days of each Month End, copies of bank statements of Borrower’s and its Subsidiaries’ accounts maintained with institutions other than Lender.
(d)Deposit Accounts. Section 4.15 of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
4.15    On and after January 31, 2024, maintain at least seventy-five percent (75%) its and its subsidiaries’ primary depository relationship, including operating and deposit accounts, with Lender; provided, that, any accounts maintained outside of Lender shall be subject to a deposit account control agreement in favor of Lender and in form and substance satisfactory to Lender except for Borrower’s accounts maintained with Adyen, PayPal, Humboldt, Stripe or other merchant processors so long as Borrower transfers the entire balance with such merchant processors to an operating account with Lender on a weekly basis. Borrower and its subsidiaries will endeavor to utilize Lender’s International Banking Division for services offered by such division including, without limitation, services related to foreign currency wires, hedging, swaps, and letters of credit. Borrower shall not, without Lender’s prior written consent, maintain more than Two Million Dollars ($2,000,000) in the aggregate in accounts outside the United States.
(e)Financial Covenants. Sections 4.17(a) and (b) of the Business Financing Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
(a)    Reserved.
(b)    Cash. Borrower shall maintain at all times on and after January 31, 2024, tested as of each Month End occurring on or after January 31, 2024, unrestricted and unencumbered cash at Lender equal to or greater than the product of (a) seventy-five percent (75%) multiplied by (b) the difference of (i) the cash and cash equivalents reflected on Borrower’s balance sheet, minus (ii) cash maintained in accounts outside of the United States in an amount not to exceed Two Million Dollars ($2,000,000).
(f)Amended Defined Terms. The following definitions set forth in Section 13.1 of the Business Financing Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
“Finance Charge Percentage” means a floating rate per year equal to the Prime Rate plus one percent (1.00%), plus an additional five percent (5.00%) during any period that an Event of Default has occurred and is continuing.
“Maturity Date” means November 12, 2025 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Prime Rate” means the greater of (i) eight and one quarter of one percent (8.25%) per year or (ii) the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.
“Streamline Period” is, on and after the Fifth Modification Closing Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Lender a written report that Borrower has maintained a Quick Ratio as determined by Lender in its judgment, of greater than or equal to 1.15:1.00 (the “Streamline Threshold”), as of the three (3) most recent preceding Month Ends; and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Lender in its judgment. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold for two (2) consecutive Month Ends as determined by Lender in its judgment, prior to entering into a subsequent Streamline Period. Each such Streamline Period shall commence on the first day of the month following the date Lender determines, in its judgment, that the Streamline Threshold has been achieved.
(g)Additional Defined Terms. The following terms and their respective definitions are hereby added to Section 13.1 of the Business Financing Agreement in alphabetical order:
“Fifth Modification Closing Date” means December 8, 2023.
“Quick Ratio” means the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash divided by total current liabilities (including the outstanding Advances).
(h)Deleted Defined Terms. The following terms and their respective definitions set forth in Annex 1 to the Credit Agreement are hereby deleted in their entirety: “Average EBDAS”, “EBDAS”, “Liquidity”, and “RML”.
(i)Streamline Period. Lender and Borrower acknowledge and agree that a Streamline Period shall be in effect as of the Fifth Modification Closing Date.
(j)Exhibit A (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.
3.CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
4.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
5.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent Business Financing Agreement modifications.
6.CONDITIONS PRECEDENT. The effectiveness of this Amendment is conditioned upon (i) the due execution and delivery to Lender of this Amendment by each party hereto, and (ii) payment by Borrower to Lender of the Revolving Facility Fee in the amount of $50,000.00 due in connection with the renewal of the Maturity Date.
7.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
8.COUNTERSIGNATURE. This Amendment shall become effective only when executed by Lender and Borrower.
[Signature Page Follows].

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:

CHROMADEX CORPORATION, A DELAWARE CORPORATION

By /s/ Brianna Gerber
Name: Brianna Gerber
Title: Chief Financial Officer

CHROMADEX, INC., A CALIFORNIA CORPORATION

By /s/ Brianna Gerber
Name: Brianna Gerber
Title: Chief Financial Officer

CHROMADEX ANALYTICS, INC., A NEVADA CORPORATION

By /s/ Brianna Gerber
Name: Brianna Gerber
Title: Chief Financial Officer

Address for Notices: c/o Chromadex Corporation 10900 Wilshire Blvd., Suite 600 Los Angeles, California 90024 Email: Attn: Brianna Gerber, Chief Financial Officer

[Signature Page to Fifth Modification to Business Financing Agreement]

LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By /s/ Tim Carstens Name: Timothy Carstens Title: Managing Director, Head of Capital Finance

Address for Notices: Western Alliance Bank 2700 W Sahara Ave Las Vegas, Nevada 89102 Attn: Matthew Trusiak Email:

[Signature Page to Fifth Modification to Business Financing Agreement]

EXHIBIT A

COMPLIANCE CERTIFICATE
TO:    WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)
FROM:    CHROMADEX CORPORATION, CHROMADEX, INC., and CHROMADEX ANALYTICS, INC. (collectively, “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement among Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements (consolidated) with Compliance Certificate	Monthly within 30 days (quarterly within 45 days if no advances outstanding)		Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No
Bank statements for outside accounts	Monthly within 15 days		Yes	No
Borrowing Base Certificates, A/R & A/P Agings, sales or billings journal, cash receipts report, deferred revenue report, and inventory report	Monthly within 15 days (quarterly within 45 days if no advances outstanding) and, when a Streamline Period is not in Effect, at the date of each Advance (other than inventory reports)		Yes	No
Board approved budget	FYE within 75 days and as amended/updated		Yes	No

Financial Covenant	Required	Actual	Complies

Unrestricted cash at Lender (monthly)	75% of cash on balance sheet	____%	Yes	No

Streamline Threshold	Required	Actual	Complies

Quick Ratio	1.15:1.00	____:1.00	Yes	No
Exhibit A-1

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

CHROMADEX CORPORATION		Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE CHROMADEX, INC.

SIGNATURE

TITLE

DATE CHROMADEX ANALYTICS, INC.

SIGNATURE

TITLE

DATE

Exhibit A-2